UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2025

SILGAN HOLDINGS INC.
(Exact name of Registrant as specified in its charter)

Delaware		001-41459	06-1269834
(State or other jurisdiction		(Commission	(I.R.S. Employer
of incorporation)		file number)	Identification No.)

4 Landmark Square
Stamford,	Connecticut		06901
(Address of principal executive offices)			(Zip Code)

(203) 975-7110
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SLGN	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

    Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5—Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 27, 2025, Silgan Holdings Inc., or the Company, announced that Philippe Chevrier has been elected by the Board of Directors of the Company as Executive Vice President and Chief Operating Officer of the Company, effective February 3, 2025.

Mr. Chevrier, age 49, most recently served as President of the Americas and Global Fibers business of Hexcel Corporation, a publicly traded, global leader in the manufacture of advanced lightweight composite materials, from January 2023 through January 2025. Prior to that, Mr. Chevrier held various management positions with Honeywell International Inc. from August 2003 until January 2023, last serving as President of the Honeywell Aerospace Software, Services and Connectivity Strategic Business Unit. Prior to joining Honeywell International Inc., Mr. Chevrier held management positions at ABB Group and Sun Microsystems, Inc.

There is no arrangement or understanding between Mr. Chevrier and any other person pursuant to which he was elected as an officer of the Company, and there are no family relationships between Mr. Chevrier and any director or executive officer of the Company. There are no transactions between Mr. Chevrier and the Company that would require disclosure under Item 404 (a) of Regulation S-K.

In connection with Mr. Chevrier’s election as Executive Vice President and Chief Operating Officer of the Company, the Board of Directors of the Company and the Compensation Committee of the Board of Directors of the Company approved (i) an annual salary for Mr. Chevrier of $675,000, which increases to $715,000 upon his relocation to the Connecticut area, (ii) an annual bonus for Mr. Chevrier with a target amount of 75% of his annual salary, payable on the same basis that an annual bonus is payable to the Chief Executive Officer of the Company under the Company’s Senior Executive Performance Plan, as amended, and (iii) a relocation bonus of $100,000 for Mr. Chevrier and other relocation benefits typically provided to officers of the Company and its subsidiaries. Mr. Chevrier will be eligible to participate in and receive grants of equity based compensation under the Company’s Second Amended and Restated Stock Incentive Plan, with such grants to be approved by the Compensation Committee of the Board of Directors of the Company. Mr. Chevrier will also be eligible to participate in a 401(k) plan and supplemental retirement plan and receive medical, disability, life insurance and other benefits typically provided to officers of the Company. In addition, Mr. Chevrier is entitled to a severance benefit if his employment is terminated by the Company without cause in an amount equal to the sum of his then current annual salary and his annual bonus that he would have received at target for the year during which his employment is terminated.

Section 7—Regulation FD

Item 7.01 Regulation FD Disclosure

On January 27, 2025, the Company issued a press release announcing the election of Philippe Chevrier as Executive Vice President and Chief Operating Officer of the Company. A copy of this press release is furnished with this Current Report on Form 8-K as Exhibit 99.1

The information set forth in and incorporated by reference into this Item 7.01 of this Current Report on Form 8-K is being furnished under Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Section 9—Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated January 27, 2025 announcing the election of Philippe Chevrier as Executive Vice President and Chief Operating Officer.

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILGAN HOLDINGS INC.

By:	/s/ Frank W. Hogan, III
Frank W. Hogan, III
Executive Vice President, General
Counsel and Secretary

Date: January 27, 2025

4